SUMMARY OF AN OPTION AGREEMENT DATED SEPTEMBER 28, 2002 BETWEEN MINERA GAVILAN, S.A. DE C.V. (“GAVILAN”), A WHOLLY-OWNED SUBSIDIARY OF THE COMPANY, AND ABELARDO GARZA HERNANDEZ (“GARZA”) FOR THE GALEANA PROPERTY, (THE “PROPERTY”) CHIHUAHUA STATE, MEXICO

Garza confirmed he is a Mexican citizen and Gavilan confirmed it is a Mexican corporation in good standing.

Gavilan and Garza agree to the following terms and conditions:

Garza agrees to sell 100% of his rights to the Property under the following terms and conditions:

1)

A total price for 100% is US$100,000, paid as follows:

i)

July 2002

US$5,000 plus value-added tax (“IVA”)

ii)

July 2003

US$5,000 plus IVA

iii)

July 2004

US$5,000 plus IVA

iv)

July 2005

US$10,000 plus IVA

v)

July 2006

US$10,000 plus IVA

vi)

July 2007

US$10,000 plus IVA

vii)

July 2008

US$25,000 plus IVA

viii)

July 2009

US$30,000 plus IVA

1)

At this point, a 100% interest is transferred to Gavilan, subject to a US$400,000 plus IVA payment should the Property go into commercial production and a sliding scale net smelter royalty as follows:

Sliding scale royalty, relating to tonnage per diam:

i)

Less than 50 tonnes per day

3.0%

ii)

50 to 100 tonnes per day

2.5%

iii)

100 to 500 tonnes per day

2.0%

iv)

greater than 1000 tonnes per day

1.0%

Gavilan can purchase 50% of this net smelter royalty for a fixed payment of US$500,000 plus IVA at any time.

Gavilan, or its assigns, may drop its option at any time provided it has met its obligations up to that point in time and the Property is left in good standing.

Option terms also provide for regular reporting to Garza, property maintenance and adherence to applicable laws and regulations by both parties.